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                                                                     Exhibit 4.7


                             SUPPLEMENTAL INDENTURE

                                       to

                      Indenture dated as of August 26, 1997
                                for $150,000,000
                      9% Senior Subordinated Notes Due 2007

                                      among

                              GIANT YORKTOWN, INC.

                                       And

                         GIANT YORKTOWN HOLDING COMPANY

                      as Additional Subsidiary Guarantors,

                                       and

                              The Bank of New York

                                   as Trustee

                       Dated effective as of May 10, 2002
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                             SUPPLEMENTAL INDENTURE

      THIS SUPPLEMENTAL INDENTURE, dated effective as of May 10, 2002, is among Giant Yorktown, Inc., a Delaware corporation ("GYI"), and Giant Yorktown Holding Company, a Delaware corporation ("GYHC"), as Additional Subsidiary Guarantors, and The Bank of New York, as Trustee.

                                    Recitals

      WHEREAS, effective August 26, 1997, Giant Industries, Inc. (the "Company"), the Subsidiary Guarantors, and the Trustee, executed an Indenture (the "Indenture") in the amount of $150,000,000 for the equal and ratable benefit of the holders of the Company's 9% Senior Subordinated Notes due 2007.

      WHEREAS, Giant Industries Arizona, Inc., an Arizona corporation ("Giant Arizona"), is a wholly-owned subsidiary of the Company and a signator of the Indenture as a Subsidiary Guarantor.

      WHEREAS, GYI and GYHC each are wholly-owned subsidiaries of Giant Arizona.

      WHEREAS, GYI and GYHC were both formed by Giant Arizona after the Issue Date.

      WHEREAS, in accordance with Section 11.03 of the Indenture, GYI and GYHC desire to execute and deliver a supplemental indenture pursuant to which GYI and GYHC, as Restricted Subsidiaries, shall guarantee the payment of the securities issued pursuant to the Indenture.

      NOW, THEREFORE, the parties agree as follows:

                                    Agreement

      1. This Supplemental Indenture is being delivered pursuant to the provisions of the Indenture and shall be construed and interpreted consistently therewith. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Indenture.

      2. GYI and GYHC each acknowledge and agree that it is subject to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor.
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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                              ADDITIONAL SUBSIDIARY GUARANTOR

                              Giant Yorktown, Inc.,
                              as Subsidiary Guarantor

                              By:       /s/ Mark B. Cox
                                 --------------------------------------------
                              Name:  Mark B. Cox
                              Title: Vice President and Chief Financial
                                     Officer

                              Giant Yorktown Holding Company,
                              as Subsidiary Guarantor

                              By:       /s/ Mark B. Cox
                                 --------------------------------------------
                              Name:  Mark B. Cox
                              Title: Vice President and Chief Financial
                                     Officer

                              TRUSTEE

                              The Bank of New York

                              By:       /s/ Remo J. Reale
                                 --------------------------------------------
                              Name:  Remo J. Reale
                              Title:  Vice President